Exhibit 1.01

TechnipFMC plc

Conflict Minerals Report
for the Year Ended December 31, 2019

1.Introduction

This Conflict Minerals Report describes TechnipFMC plc’s (the “Company,” “TechnipFMC,” “we,” “us,” and “our”) due diligence process in accordance with the requirements of Rule 13p-1 of the Securities Exchange Act of 1934, as amended.

2.Company Overview and Applicability of Rule 13p-1

TechnipFMC plc is a public limited company incorporated and organized under the laws of England and Wales, with registered number 09909709, and with registered office at One St. Paul’s Churchyard, London EC4M 8AP, United Kingdom.

TechnipFMC is a global energy service company with a portfolio of solutions for the production and transformation of hydrocarbons and renewable energy sources. These solutions range from discreet products and services to fully integrated solutions based on proprietary technologies, with a clear focus to deliver greater efficiency across project lifecycles from concept to delivery and beyond.

We have operational headquarters in Paris, France and Houston, Texas, United States. We operate across three business segments: Subsea, Technip Energies (previously our Onshore/Offshore segment), and Surface Technologies. Through these segments, we are levered to the three energy growth areas of unconventionals, liquefied natural gas, and deepwater developments.

We have a unique and comprehensive set of capabilities to serve the oil and gas industry. With our proprietary technologies and production systems, integration expertise, and comprehensive solutions, we are transforming our clients’ project economics. We have evaluated our product lines and determined that certain products that we manufacture or contract to manufacture contain tin, tungsten, tantalum, and/or gold (“3TG”) and that such 3TG are necessary to the functionality or production of such product(s). These products include, but are not limited to, subsea production and processing systems, surface wellhead production systems, high pressure fluid control equipment, measurement solutions, marine loading systems, remotely operating vehicle systems, manipulator systems, subsea control systems, fracturing flowback services, and umbilical systems for the energy industry.

TechnipFMC is a global company with a supply chain that is reflective of our business. As such, our supply chain is complex and multi-tiered. Because of this, we rely on input from our Tier 1 suppliers (i.e., those that deliver directly to TechnipFMC) to provide input regarding the source of conflict minerals in both the raw materials and parts that we purchase to use in the manufacture of our products.

3.Reasonable Country of Origin Inquiry

To implement the reasonable country of origin inquiry (“RCOI”), we conducted an internal analysis of our products and components. From this analysis, we established a list of Tier 1 suppliers who were determined to be in-scope for regulatory reporting purposes based on TechnipFMC’s influence over the manufacturing process and potential use of 3TG. We then collected information from the suppliers regarding the presence and sourcing of 3TG used in the products and components they supplied to TechnipFMC. Information was collected and stored using an online platform provided by a third-party vendor, Source Intelligence. These suppliers were engaged following the RCOI process described below:

Supplier Outreach and Engagement:

•TechnipFMC provided Source Intelligence with at least one method of contact for each supplier designated as in-scope (e.g., email address, telephone number, facsimile number, or mailing address). Email was the preferred method of communication.

•The RCOI began with a combined introduction email from Source Intelligence and TechnipFMC to suppliers describing our Conflict Minerals Compliance Program (“CMCP”) standards and identifying Source Intelligence as our compliance vendor in the process. We informed our suppliers of our Conflict Minerals policy and our expectation of compliance with that policy, as well as their cooperation in developing conflict minerals data. This email also contained a registration link for the Source Intelligence on-line platform, as well as our conflict minerals questionnaire.

•In an effort to facilitate awareness of our CMCP, conflict minerals regulation, and frequently asked questions concerning conflict minerals, we provided suppliers a link to Source Intelligence’s website (https://www.sourceintelligence.com) in the initial email. The Source Intelligence website includes materials, white papers, videos, and FAQs to support a deeper understanding of our CMCP and conflict minerals and provides background as to why information was being requested.

•Following the initial introductions to the program and information request, up to five reminder emails were sent by Source Intelligence to each non-responsive supplier requesting a response to our conflict minerals questionnaire.

•For suppliers who remained non-responsive to the email reminders, Source Intelligence then contacted them by telephone, up to three times per supplier, to offer assistance. This assistance included, but was not limited to, further information about the CMCP, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the information needed could be provided.

•If, after these efforts, a supplier still did not register with the system or provide the information requested, an escalation process was initiated. The escalation process consisted of direct outreach by TechnipFMC to request participation in the program. After this direct outreach, Source Intelligence would follow up with an email in a timely manner.

Supplier Questionnaire – Information Requested:

•Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG smelters or refiners (“SORs”) and associated mine countries of origin.

•We requested that our suppliers respond to our conflict minerals questionnaire, which was based on the Responsible Minerals Initiative’s (formerly known as the Conflict-Free Sourcing Initiative) Conflict Minerals Reporting Template 5.0 (“CMRT”), an initiative of the Responsible Business Alliance and Global e-Sustainability Initiative.

◦Suppliers were offered two options to submit the relevant information: uploading the CMRT in Microsoft Excel format into the Source Intelligence platform or completing an online version of the conflict minerals questionnaire directly within the Source Intelligence platform. In certain cases, if a supplier was unable to complete the relevant information on the platform, we or Source Intelligence uploaded the CMRT on their behalf.

◦Suppliers were able to provide responses at the part-specific, product-specific or company level. The majority of our suppliers provided their responses at a company level.

◦Where a supplier did not provide a CMRT, Source Intelligence requested information on its suppliers of products or components that might require 3TG for their production and/or functionality. These Tier 2 suppliers, and subsequent tiers of suppliers, as needed, were then engaged following the contact procedures explained above. When contact information was provided, Tier 2 and beyond suppliers were contacted via email or telephone in order to build a chain-of-custody back to the 3TG SOR. When needed, Source Intelligence executed non-disclosure agreements with our Suppliers to address and meet supplier concerns regarding the confidentiality of their data.

Quality Assurance of Supplier Data:

•Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following “quality control” flags were raised, suppliers were automatically contacted by Source Intelligence on a bi-weekly basis with a request for additional clarification:

•One or more SORs were listed for an unused mineral;
•SOR information was not provided for a used mineral, or the SOR information provided did not relate to a verified metal processor in Source Intelligence’s SOR database;
•Supplier answered “yes” to sourcing from the Democratic Republic of the Congo or adjoining countries (“DRC”), but none of the SORs listed by such supplier are known to source from the DRC;
•Supplier indicated that they had not received conflict minerals data for each metal from all its relevant suppliers;
•Supplier indicated that they had not identified all of the SORs used for the products included in their declaration scope;
•Supplier indicated that they had not provided all applicable SOR information received; and/or
•Supplier indicated that 100% of the 3TG for products covered by their questionnaire originated from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

RCOI Results:

Responding suppliers indicated one or more of the regulated metals (3TG) as necessary to the functionality or production of the products they supply to TechnipFMC. Based on our RCOI inquiry, we believe that certain of our products may contain 3TG that originated in the DRC and were not from recycled or scrap sources. As such, we then proceeded to exercise due diligence on the source and chain of custody of such 3TG.

4.Due Diligence

For those supply chains with SORs that are known or thought to be sourcing from the DRC, additional investigation and diligence was needed to determine the source and chain-of-custody of the regulated metals. Our due diligence process was based on the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying supplements (the “OECD Framework”), which is an internationally recognized due diligence framework. All steps taken by us in preparing this Conflict Minerals Report were in accordance with the OECD Framework. The OECD Framework is written for the entire mineral supply chain and our due diligence measures were tailored to include steps appropriate for “downstream” companies.

Source Intelligence relies on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process, the London Bullion Market Association Good Delivery Program, and the Responsible Jewellery Council Chain-of-Custody Certification. Source Intelligence has become an official vendor member of the Responsible Minerals Initiative to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials.

If an identified SOR was not certified by these internationally-recognized schemes, attempts were made to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes that the SOR followed to track the chain of custody of the source of its minerals. The relevant information we reviewed included whether the SOR had a documented, effective, and communicated conflict-free policy; an accounting system to support a mass balance of materials processed; and/or traceability documentation. Internet research was also performed to determine whether there were any outside sources of information regarding the SOR’s sourcing practices. Up to three contact attempts were made to each SOR to gather information on mine country of origin and sourcing practices.

TechnipFMC’s due diligence measures can only provide a reasonable, and not absolute, assurance regarding the source and custody of conflict minerals. Our due diligence process is based on the necessity to obtain information from our Tier 1 suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. Such sources of information may yield inaccurate or incomplete information, may not respond, and some may be subject to fraud. However, we have taken measures to verify responses and minimize these limitations but cannot guarantee the accuracy of the responses provided.

5.SORs and Countries of Origin

The table below lists, as of April 23, 2020, the SORs known to supply necessary conflict minerals contained in our covered products and who source their conflict minerals from the DRC.

Metal	Official Smelter Name	Country of Origin	Certified Smelter[1]
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Zambia	YES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	DRC- Congo (Kinshasa)	YES
Gold	Asaka Riken Co., Ltd.	Burundi	YES
Gold	Asaka Riken Co., Ltd.	Rwanda	YES
Gold	CCR Refinery - Glencore Canada Corporation	DRC- Congo (Kinshasa)	YES
Gold	CCR Refinery - Glencore Canada Corporation	Zambia	YES
Gold	CCR Refinery - Glencore Canada Corporation	DRC- Congo (Kinshasa)	YES
Gold	Jiangxi Copper Co., Ltd.	Rwanda	YES
Gold	Mitsubishi Materials Corporation	Congo (Brazzaville)	YES
Gold	Nihon Material Co., Ltd.	Rwanda	YES
Gold	Nihon Material Co., Ltd.	DRC- Congo (Kinshasa)	YES
Gold	Prioksky Plant of Non-Ferrous Metals	Rwanda	YES
Gold	Rand Refinery (Pty) Ltd.	DRC- Congo (Kinshasa)	YES
Gold	Rand Refinery (Pty) Ltd.	Tanzania	YES
Gold	Samduck Precious Metals	Rwanda	YES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	F&X Electro-Materials Ltd.	Angola	YES
Tantalum	F&X Electro-Materials Ltd.	Burundi	YES
Tantalum	F&X Electro-Materials Ltd.	South Sudan	YES
Tantalum	F&X Electro-Materials Ltd.	Rwanda	YES
Tantalum	F&X Electro-Materials Ltd.	Tanzania	YES
Tantalum	F&X Electro-Materials Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	F&X Electro-Materials Ltd.	Zambia	YES
Tantalum	F&X Electro-Materials Ltd.	Congo (Brazzaville)	YES
Tantalum	F&X Electro-Materials Ltd.	Uganda	YES
Tantalum	F&X Electro-Materials Ltd.	Central African Republic	YES
Tantalum	Global Advanced Metals Aizu	DRC- Congo (Kinshasa)	YES
Tantalum	Global Advanced Metals Aizu	Uganda	YES
Tantalum	Global Advanced Metals Aizu	South Sudan	YES
Tantalum	Global Advanced Metals Aizu	Central African Republic	YES
Tantalum	Global Advanced Metals Aizu	Burundi	YES
Tantalum	Global Advanced Metals Aizu	Rwanda	YES
Tantalum	Global Advanced Metals Aizu	Angola	YES
Tantalum	Global Advanced Metals Aizu	Congo (Brazzaville)	YES
Tantalum	Global Advanced Metals Aizu	Tanzania	YES
Tantalum	Global Advanced Metals Aizu	Zambia	YES

Tantalum	Global Advanced Metals Boyertown	Angola	YES
Tantalum	Global Advanced Metals Boyertown	Rwanda	YES
Tantalum	Global Advanced Metals Boyertown	Zambia	YES
Tantalum	Global Advanced Metals Boyertown	Tanzania	YES
Tantalum	Global Advanced Metals Boyertown	Central African Republic	YES
Tantalum	Global Advanced Metals Boyertown	Congo (Brazzaville)	YES
Tantalum	Global Advanced Metals Boyertown	Uganda	YES
Tantalum	Global Advanced Metals Boyertown	Burundi	YES
Tantalum	Global Advanced Metals Boyertown	DRC- Congo (Kinshasa)	YES
Tantalum	Global Advanced Metals Boyertown	South Sudan	YES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Rwanda	YES
Tantalum	H.C. Starck Co., Ltd.	Burundi	YES
Tantalum	H.C. Starck Co., Ltd.	Uganda	YES
Tantalum	H.C. Starck Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	H.C. Starck Co., Ltd.	Tanzania	YES
Tantalum	H.C. Starck Co., Ltd.	Congo (Brazzaville)	YES
Tantalum	H.C. Starck Co., Ltd.	Rwanda	YES
Tantalum	H.C. Starck Co., Ltd.	South Sudan	YES
Tantalum	H.C. Starck Co., Ltd.	Zambia	YES
Tantalum	H.C. Starck Co., Ltd.	Central African Republic	YES
Tantalum	H.C. Starck Co., Ltd.	Angola	YES
Tantalum	H.C. Starck Hermsdorf GmbH	Rwanda	YES
Tantalum	H.C. Starck Hermsdorf GmbH	Burundi	YES
Tantalum	H.C. Starck Hermsdorf GmbH	DRC- Congo (Kinshasa)	YES
Tantalum	H.C. Starck Inc.	Rwanda	YES
Tantalum	H.C. Starck Inc.	Congo (Brazzaville)	YES
Tantalum	H.C. Starck Inc.	Burundi	YES
Tantalum	H.C. Starck Ltd.	Rwanda	YES
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Rwanda	YES
Tantalum	H.C. Starck Smelting GmbH & Co. KG	DRC- Congo (Kinshasa)	YES
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Burundi	YES
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Congo (Brazzaville)	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Rwanda	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Angola	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	South Sudan	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Zambia	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Central African Republic	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Tanzania	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	DRC- Congo (Kinshasa)	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Uganda	YES

Tantalum	H.C. Starck Tantalum and Niobium GmbH	Congo (Brazzaville)	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Burundi	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Angola	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Zambia	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Burundi	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tanzania	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Congo (Brazzaville)	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Central African Republic	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	South Sudan	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Rwanda	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Uganda	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Congo (Brazzaville)	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Tanzania	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Uganda	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Rwanda	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Burundi	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	South Sudan	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Central African Republic	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Angola	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	Zambia	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	KEMET Blue Metals	Tanzania	YES
Tantalum	KEMET Blue Metals	Rwanda	YES
Tantalum	KEMET Blue Metals	South Sudan	YES
Tantalum	KEMET Blue Metals	Zambia	YES
Tantalum	KEMET Blue Metals	Central African Republic	YES
Tantalum	KEMET Blue Metals	DRC- Congo (Kinshasa)	YES
Tantalum	KEMET Blue Metals	Congo (Brazzaville)	YES
Tantalum	KEMET Blue Metals	Angola	YES
Tantalum	KEMET Blue Metals	Uganda	YES
Tantalum	KEMET Blue Metals	Burundi	YES
Tantalum	LSM Brasil S.A.	DRC- Congo (Kinshasa)	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Central African Republic	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Uganda	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Congo (Brazzaville)	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Zambia	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Burundi	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	South Sudan	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Tanzania	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Rwanda	YES

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Angola	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Rwanda	YES
Tantalum	Taki Chemical Co., Ltd.	Uganda	YES
Tantalum	Taki Chemical Co., Ltd.	Angola	YES
Tantalum	Taki Chemical Co., Ltd.	South Sudan	YES
Tantalum	Taki Chemical Co., Ltd.	Congo (Brazzaville)	YES
Tantalum	Taki Chemical Co., Ltd.	Zambia	YES
Tantalum	Taki Chemical Co., Ltd.	Burundi	YES
Tantalum	Taki Chemical Co., Ltd.	Tanzania	YES
Tantalum	Taki Chemical Co., Ltd.	Rwanda	YES
Tantalum	Taki Chemical Co., Ltd.	Central African Republic	YES
Tantalum	Ulba Metallurgical Plant JSC	Central African Republic	YES
Tantalum	Ulba Metallurgical Plant JSC	Zambia	YES
Tantalum	Ulba Metallurgical Plant JSC	Burundi	YES
Tantalum	Ulba Metallurgical Plant JSC	Angola	YES
Tantalum	Ulba Metallurgical Plant JSC	Uganda	YES
Tantalum	Ulba Metallurgical Plant JSC	Tanzania	YES
Tantalum	Ulba Metallurgical Plant JSC	Congo (Brazzaville)	YES
Tantalum	Ulba Metallurgical Plant JSC	DRC- Congo (Kinshasa)	YES
Tantalum	Ulba Metallurgical Plant JSC	South Sudan	YES
Tantalum	Ulba Metallurgical Plant JSC	DRC- Congo (Kinshasa)	YES
Tantalum	Ulba Metallurgical Plant JSC	Rwanda	YES
Tin	EM Vinto	Congo (Brazzaville)	YES
Tin	EM Vinto	DRC- Congo (Kinshasa)	YES
Tin	Magnu's Minerais Metais e Ligas Ltda.	DRC- Congo (Kinshasa)	YES
Tin	Malaysia Smelting Corporation (MSC)	DRC- Congo (Kinshasa)	YES
Tin	Malaysia Smelting Corporation (MSC)	Angola	YES
Tin	Malaysia Smelting Corporation (MSC)	South Sudan	YES
Tin	Malaysia Smelting Corporation (MSC)	Congo (Brazzaville)	YES
Tin	Malaysia Smelting Corporation (MSC)	Burundi	YES
Tin	Malaysia Smelting Corporation (MSC)	Zambia	YES
Tin	Malaysia Smelting Corporation (MSC)	Tanzania	YES
Tin	Malaysia Smelting Corporation (MSC)	Uganda	YES
Tin	Malaysia Smelting Corporation (MSC)	Central African Republic	YES
Tin	Metallo Belgium N.V.	DRC- Congo (Kinshasa)	YES
Tin	Operaciones Metalurgicas S.A.	DRC- Congo (Kinshasa)	YES
Tin	Thaisarco	Uganda	YES
Tin	Thaisarco	Burundi	YES
Tin	Thaisarco	Congo (Brazzaville)	YES
Tin	Thaisarco	Tanzania	YES
Tin	Thaisarco	Angola	YES
Tin	Thaisarco	Central African Republic	YES

Tin	Thaisarco	South Sudan	YES
Tin	Thaisarco	Zambia	YES
Tin	Thaisarco	DRC- Congo (Kinshasa)	YES
Tin	Thaisarco	Rwanda	YES
Tungsten	A.L.M.T. TUNGSTEN Corp.	DRC- Congo (Kinshasa)	YES
Tungsten	A.L.M.T. TUNGSTEN Corp.	Burundi	YES
Tungsten	A.L.M.T. TUNGSTEN Corp.	Rwanda	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Congo (Brazzaville)	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	South Sudan	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Angola	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Tanzania	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Central African Republic	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Zambia	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Rwanda	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Uganda	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Burundi	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Rwanda	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tungsten	H.C. Starck Tungsten GmbH	Rwanda	YES
Tungsten	Hydrometallurg, JSC	DRC- Congo (Kinshasa)	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Rwanda	YES
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Burundi	YES
Tungsten	Xiamen Tungsten Co., Ltd.	DRC- Congo (Kinshasa)	YES
Tungsten	Xiamen Tungsten Co., Ltd.	Rwanda	YES
_____________________________
1 “Certified Smelter” means a smelter who has been validated and/or certified under the Responsible Minerals Assurance Process (RMAP), Responsible Jewellery Council (RJC), or the London Bullion Market Association (LBMA).

6.Risk Mitigation for Future Due Diligence

In moving to improve our due diligence and further mitigate the risk of benefiting armed groups, we have taken as of December 31, 2019, or will take, the following steps:

•Continue communicating clear standards with suppliers regarding performance, transparency, and responsible sourcing, including developing a dedicated supplier website;

•Undertake reasonable efforts to increase the response rate of our suppliers in our RCOI process by continuing our corrective action plans for non-responsive suppliers to ensure compliance with our supplier standards;

•Provide assistance and education to suppliers regarding Dodd-Frank Act Section 1502 to cascade compliance protocols to more tiers of our supply chain;

•Continue to compare the RCOI results to information collected via independent conflict-free smelter validation programs and share information with our suppliers and our supply chain organization;

•Engage suppliers who presently source from other suppliers who are using uncertified SORs;

•Engage uncertified SORs directly to communicate industry-based need for certification; and

•Continue to participate in both local and national industry groups to develop best practices regarding responsible sourcing.